Exhibit 10.1

SINGLE FAMILY HOMES

REAL ESTATE PURCHASE AND SALE AGREEMENT

by and between

Southeast Equity Properties, LLC

JHB1 Properties, LLC

TWH of Alabama, LLC

Robert E Lee Living Trust

Vulcan Pacific, LLC

USA Regrowth Fund, LLC

Novato Ventures, LLC

Besaid, LLC

Thrive SF Capital Group, LLC

JMZ Partners, LLC

Capital Concepts NW, LLC

BP Fund, LLC

collectively, as Seller

and

REVEN HOUSING REIT, INC.,
a Maryland corporation,
as Buyer

October 12, 2017

THIS SINGLE FAMILY HOMES PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of October 12, 2017 (“Effective Date”), by and between all of the parties set forth on Exhibit A-1 attached hereto (collectively, “Seller”), and REVEN HOUSING REIT, INC., a Maryland corporation (“Buyer”).

BASIC TERMS

The following terms, as used in this Agreement, will have the meanings assigned to such terms in this Basic Terms section of the Agreement, subject to any adjustments set forth elsewhere in this Agreement.

Purchase Price: $2,443,000.00, subject to adjustment in accordance with the provisions of this Agreement.

Deposit: $24,430.00 [1% of Purchase Price].

Closing Date: December 15, 2017.

Due Diligence Period: Subject to the provisions of Section 7 below, the period commencing on the Effective Date and ending on the date that is 30 days after Buyer receives all Property Information, to be delivered to Buyer pursuant to Section 6(a)(3) and Section 7(a), during which period Buyer will be provided the opportunity to review all aspects of the Property.

Escrow Holder: Fidelity National Title Insurance Company.

Title Company: Fidelity National Title Insurance Company.

Seller’s Broker: GK Houses.

PRELIMINARY STATEMENTS

A.       Seller is the owner of the Property (as defined herein); and

B.       Seller desires to sell, and Buyer desires to buy, the Property, subject to valuation and due diligence periods, at the price and on the terms and conditions hereafter set forth.

In consideration of the recitals, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, Seller and Buyer hereby agree as follows:

1.                  Premises. The real estate which is the subject of this Agreement consists of 40 single family homes, in the State of Alabama, which are identified and generally described on Exhibit A-2 attached hereto, together with all of the improvements and structures located thereon (“Improvements”), any heating and ventilating systems and other fixtures located therein or thereon, and all rights, interests, benefits, privileges, easements and appurtenances to the land and the Improvements, if any (collectively, the “Premises”).

2.                  Personal Property and Leases.

(a)               The “Personal Property” referred to herein shall consist of all right, title, and interest of Seller, if any, in all tangible (including all advertising materials, plans and specifications) and intangible personal property, including any equipment, appliances, or furnishings that remain in the Premises at the Closing, and any and all existing licenses and permits held by Seller and not constituting part of the real estate, located on and used in connection with the Premises.

(b)               The “Leases” referred to herein shall consist of the leases, occupancy and rental agreements between the Seller, as landlord and tenants of the single family homes that comprise the Premises that are in effect as of the date of the Closing (defined below), as well as service contracts relating to the maintenance and repair of such homes.

3.                  Sale/Conveyance and Assignment. Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to buy and assume from Seller, at the price and upon the other terms and conditions hereafter set forth (a) the Premises, (b) the Personal Property, (c) the Improvements, and (d) the Leases (a-d collectively, the “Property”).

4.                  Transfer of Title.

(a)               Title to the Premises shall be conveyed to Buyer by a statutory warranty deed (the “Deed”) executed by Seller, in the form attached hereto as Exhibit C.

(b)               The Personal Property shall be conveyed to Buyer by a bill of sale (the “Bill of Sale”) executed by Seller, in the form attached hereto as Exhibit D.

(c)               The Leases shall be assigned by Seller and assumed by Buyer by an Assignment Leases and Contracts (the “Assignment of Leases and Contracts”), in the form attached hereto as Exhibit E.

5.                  Purchase Price; Deposit.

(a)               Delivery of Purchase Price. The purchase price for the Property shall be the price identified in the Basic Terms (the “Purchase Price”), which shall be subject to adjustment in accordance with this Section 5 and Section 7(d) and payable by Buyer to Seller as follows:

(1)               Within five (5) business days after the execution of this Agreement by Seller and Buyer, Buyer shall deposit into an escrow account (the “Escrow”) established with Escrow Holder (as identified in the Basic Terms), which will serve as escrow holder for this transaction a deposit in the amount of the Deposit (as identified in the Basic Terms above). If Buyer notifies Seller that it elects to proceed to purchase the Property in accordance with the provisions of Section 7, then the Deposit (as defined in the Basic Terms) will become non-refundable to Buyer, except in the event of a default or breach of this Agreement by Seller. The Deposit shall at all times prior to Closing be invested in United States treasury obligations or such other interest bearing accounts or securities as are approved by Buyer in writing; all interest earned on the Deposit will be administered, paid or credited (as the case may be) in the same manner as the Deposit and, when credited to the escrow account shall constitute additional Deposit. At the closing of the transactions contemplated by this Agreement (the “Closing”), Buyer shall receive a credit against the Purchase Price for the Deposit.

(2)               The Purchase Price, less a credit for the Deposit, and plus or minus prorations and adjustments as set forth in Section 17 hereof, shall be paid by Buyer to Seller by wire transfer of immediately available federal funds on the Closing Date.

(b)               Intentionally Deleted.

(c)               Notwithstanding Section 7(d) below, Buyer may, in lieu of adjusting the Purchase Price as a result of necessary repairs and replacements, elect to exclude specified properties from the properties identified on Exhibit A-2. If, as a result of its due diligence investigations, Buyer elects to exclude one or more properties from the Property being acquired in accordance with this Agreement, then at least two business days before the Closing Date, Buyer will notify Seller that certain specified properties (“Excluded Properties”) are to be excluded from the sale contemplated in this Agreement. Following Buyer’s notification to Seller and identification of the Excluded Properties, (i) the description of the properties that comprise the Property, as identified on Exhibit A-2, will be deemed modified to exclude the Excluded Properties; and (ii) the Purchase Price will be reduced by the product of the number of homes that comprise the Excluded Properties and the value assigned to each home (the “Assigned Home Value”). Once Buyer identifies to Seller the Excluded Properties, those properties so identified will no longer be the subject of this Agreement and Seller will be free to sell them to another party or take any action that Seller elects with respect to the Excluded Properties.

(d)               Security Deposit Deficit. Prior to the expiration of the Due Diligence Period, Seller shall provide Buyer with a list (the “Security Deposit Deficit List”) of all tenants under the Leases who have a security deposit in an amount that is less than the amount of their monthly rent (the “Security Deposit Deficit”). The Security Deposit Deficit List shall include the names of those tenants with a Security Deposit Deficit and the amount of their respective Security Deposit Deficit. At Closing, Buyer shall receive a credit in the sum of the Security Deposit Deficits of all tenants listed on the Security Deposit Deficit List.

6.                  Representations, Warranties and Covenants.

(a)               Seller’s Representations and Warranties. As a material inducement to Buyer to execute this Agreement and consummate this transaction, Seller represents and warrants to Buyer as follows:

(1)               Organization and Authority. Seller has been duly organized and is validly existing under the laws of the state of its formation. Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the sale and make or cause to be made transfers and assignments contemplated herein. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement and all of the documents to be delivered by Seller at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

(2)               Conflicts. There is no agreement to which Seller is a party or, to Seller’s Knowledge, binding on Seller or the Property, that is in conflict with this Agreement or that would limit or restrict the timely performance by Seller of its obligations pursuant to this Agreement.

(3)               Documents and Records. To Seller’s Knowledge, Seller has provided (or upon the execution hereof will provide) Buyer with, or has made available to Buyer, true, correct and complete copies of the items scheduled in Schedule 6(a)(3) attached hereto (all of the foregoing collectively the “Property Information”). The Property Information consists of all documents relating to the Property in Seller’s possession or control.

(4)               Litigation. There is no action, suit or proceeding pending or to Seller’s knowledge threatened which (i) if adversely determined, would not be covered by insurance (subject to the payment of a customary insurance deductible) or adversely affect the Property, or (ii) which challenges or impairs Seller’s ability to execute, deliver or perform this Agreement or consummate the transaction contemplated hereby.

(5)               Leases. Schedule 6(a)(5) sets forth a list of the leases and all contracts (including all service, maintenance, and warranty contracts) that apply to the properties that comprise the Property, which, to Seller’s Knowledge, is true and correct and complete list of such leases and contracts as of the date of such schedule. To Seller’s Knowledge, except as scheduled in Schedule 6(a)(5), neither Seller nor any other party is in default with respect to any of its obligations or liabilities pertaining to the Leases. To Seller’s Knowledge, other than the Leases and any other matters disclosed in the Title Report, there are no leases, licenses or other occupancy agreements to which Seller is a party or is bound affecting any portion of the Property as of the date hereof, which will be in force on the Closing Date. Seller has delivered or made available at the Property, true and correct copies of the Leases to Buyer. No lessee under any Lease has any right of first refusal or option to purchase the property that is the subject of their Lease. With respect to any property identified on Exhibit A-2, if any Lease expires and is extended or renewed, or if Seller elects to sign a new Lease, during the period this Agreement is in effect, then such new Lease must be submitted to Buyer for review and approval, may not have a term shorter than one year, and may not include any free rent period or cancellation right on the part of the tenant, unless such terms are approved by Buyer in writing.

(6)               Contracts. Exhibit B sets forth all contracts presently outstanding with respect to the Property. To Seller’s Knowledge, neither Seller nor any other party is in default with respect to any of its obligations or liabilities pertaining to any contracts that will survive the Close of Escrow.

(7)               Notice of Violations. Seller has received no written notice that either the Property or the use thereof violates any laws, rules and regulations of any federal, state, city or county government or any agency, body, or subdivision thereof having any jurisdiction over the Property that have not been resolved to the satisfaction of the issuer of the notice.

(8)               Withholding Obligation. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(9)               Condemnation. Except for any condemnation proceedings which Seller has not yet been served with process, there are no pending or, to Seller’s Knowledge, threatened condemnation or similar proceedings affecting the Property or any individual property that is a part thereof.

(10)           Employees. Seller has no employees at the Property.

(11)           No Bankruptcy Proceedings. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, or (iv) suffered the attachment or other judicial seizure of all or substantially all of Seller’s assets.

(12)           Unrecorded Documents. Other than as disclosed in the Property Information, the Title Commitment, or any other documents delivered to Buyer, Seller has not entered into any unrecorded contracts, leases, easements or other agreements with respect to the Property that would be binding on Buyer or the Property following the Closing. Seller has no knowledge of any claim of any third party affecting the use, title, occupancy or development of the Property that has not been disclosed to Buyer. Seller has not granted any right of first refusal, option or other right to acquire all or any part of the Property.

For purposes of this Section 6(a), the term “Seller’s Knowledge” means the actual knowledge of Justin Harrison, the person who Seller represents to be the most knowledgeable about the Property.

(b)               Buyer’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Buyer represents and warrants to Seller that Buyer has been duly organized and is validly existing as a Maryland corporation. Buyer has the full right and authority and has obtained any and all consents required therefore to enter into this Agreement, consummate or cause to be consummated the purchase, and make or cause to be made the deliveries and undertakings contemplated herein or hereby. The persons signing this Agreement on behalf of Buyer are authorized to do so. This Agreement and all of the documents to be delivered by Buyer at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

(c)               Covenants of Seller. Seller covenants and agrees that during the period from the date of this Agreement through and including the Closing Date (except as otherwise provided in Section 6(c)(3) below):

(1)               Seller will timely pay and perform its obligations under the Leases and any contracts to be assumed by Buyer pursuant hereto.

(2)               All tenant repair requests, including move-in punch-list items have been fixed properly or will be fixed properly and paid for before the close of escrow.

(3)               Delivery of 8-06 Financials. Upon request from Buyer, Seller agrees to prepare for delivery to Buyer, unaudited income statements, along with accompanying notes, with respect to the Property for the twelve months ended December 31, 2016 (“Annual Income Statement”) and the six months ended June 30, 2017 (“Interim Income Statement” and, with the Annual Income Statement, the “Income Statements”). The Income Statements shall be (a) in accordance with the books and records of Seller, (b) present fairly in all material respects the results of operations of the Property for the periods therein specified, (c) prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and Rule 8-06 of Regulation S-X (17 C.F.R. Part 210), and (d) otherwise acceptable to Buyer in its reasonable discretion. Upon request from Buyer, Seller shall also provide to Buyer, any schedules or supporting documentation that Buyer may reasonably request that relate to the transactions included or to be included in the Income Statements. Upon request from Buyer, Seller agrees to cooperate with Buyer, and provide all assistance and access to the books and records of Seller, as required for the audit of the Annual Income Statement, to be completed no later than the 70th day following the Closing, unless Buyer extends such deadline in its sole discretion. The audit of the Annual Income Statement shall be at Buyer’s expense and shall be conducted by an independent accounting firm registered with the Public Company Accounting Oversight Board retained by Buyer. Upon request from Buyer, Seller shall provide the items listed in Exhibit H attached hereto and incorporated herein, to the extent in Seller’s possession or control. The covenants and obligations of Seller under this Section 6(c)(3) shall survive the Closing.

(d)       Seller Representation Regarding Tenants. Seller hereby represents and warrants that each tenant is occupying its respective home and that tenant ledgers produced by Sellers are accurate in all material respects and no material default currently exists and no condition exists, which, with the passage of time may become a default under any of the Leases.

(1)               Following the expiration of the Due Diligence Period, Seller will not enter into any contract (other than new Leases) that will be an obligation affecting the Property subsequent to the Closing Date except for contracts entered into in the ordinary course of business that are terminable without cause and without payment of a penalty on not more than 30-days’ notice.

(2)               Seller will not remove any Personal Property from the Property except as may be required for necessary repair or replacement, and in the event of such replacement, the replacement shall be of materially equal or better quality and quantity as existed as of the time of its removal.

(3)               Seller will continue to operate and maintain the Property in accordance with past practices and will not make any material alterations or changes thereto;

(4)               Seller will maintain casualty and liability insurance of a level and type consistent with the insurance maintained by Seller prior to the execution of this Agreement with respect to the Property;

(5)               Seller will not do anything, or authorize anything to be done, that would adversely affect the condition of title as shown on the Title Commitment.

(6)               Seller agrees to terminate by written notice to the other parties thereto, effective as of Closing, any service contracts that Buyer, pursuant to written notice to Seller prior to the expiration of the Due Diligence Period, requests Seller to terminate. Seller shall deliver to Buyer copies of all notices of termination given by Seller pursuant to this subsection.

(7)               Intentionally deleted.

(e)               Representation and Warranties Prior to Closing. The continued validity in all respects of the foregoing representations and warranties shall be a condition precedent to the obligation of the party to whom the representation and warranty is given to close this transaction. If any of Seller’s representations and warranties are not true and correct at any time on or before the Closing even if true and correct as of the date of this Agreement or whether any change in facts or circumstances has made the applicable representation and warranty no longer true and correct and regardless as to whether Buyer becomes aware of such fact through Seller’s notification or otherwise, then Buyer may, at Buyer’s option, exercised by written notice to Seller (and as its sole and exclusive remedy), either (i) proceed with this transaction, accepting the applicable representation and warranty as being modified by such subsequent matters or knowledge and waiving any right relating thereto, if any, or (ii) terminate this Agreement and declare this Agreement of no further force and effect and in which event Escrow Holder shall, without further instruction, return the Deposit to Buyer and Seller shall have no further liability hereunder by reason thereof; provided, that if the breach of any representation or warranty of Seller hereunder results from the willful and intentional act of Seller, Buyer will have the rights and remedies available to Buyer under Section 18(b) of this Agreement upon a default by Seller of its obligations under this Agreement.

7.                  Due Diligence Period.

(a)               Buyer will have a period commencing on the Effective Date and ending at 6:00 PM Pacific Time on the date that is 30 days after Buyer has received all Property Information set forth in Schedule 6(a)(3) (the “Due Diligence Period”) to examine, inspect, and investigate the Property and, in Buyer’s sole judgment and discretion, to determine whether Buyer desires to purchase the Property. If Buyer is acting diligently and in good faith to proceed with the consummation of the transaction contemplated by this Agreement, Seller will agree, upon the written request of Buyer, to extend the Due Diligence Period up to fourteen (14) days. Buyer agrees to submit a notice to Seller confirming Buyer has received all Property Information once received and the date of the notice will become the Effective Date.

(b)               Buyer may terminate this Agreement for any or no reason by giving written notice of such termination to Seller on or before the last day of the Due Diligence Period. If this Agreement is terminated pursuant to this Section 7, the Deposit shall be immediately refunded to Buyer, and neither party shall have any further liability or obligation to the other under this Agreement except for the indemnity provisions set forth in Section 7(c) of this Agreement and any other provision of this Agreement that is expressly intended to survive the termination of this Agreement. In the event this Agreement is terminated by Buyer within the Due Diligence Period, escrow is required to return Buyer’s Deposit immediately and Seller agrees and will not cause escrow to delay the return of the Deposit to Buyer for any reason. If Buyer does not elect to exercise its right to terminate this Agreement during the Due Diligence Period, then Buyer shall notify Seller of Buyer’s intention to acquire the Property before the expiration of the Due Diligence Period. If Buyer does not, before the expiration of the Due Diligence Period, either affirmatively notify Seller of its desire to acquire the Property or send a termination notice to Seller, then Buyer will be deemed to have elected to terminate this Agreement. If Buyer elects to proceed to purchase the Property, and this Agreement is not terminated or deemed terminated before the expiration of the Due Diligence Period, then the Deposit shall be non-refundable except in the event of a default hereunder by Seller.

(c)               Subject to the rights of tenants under the Leases, Seller will provide to Buyer reasonable access to the Property for the purpose of reasonably examining any or all aspects thereof, including conducting on a non-destructive basis, surveys, architectural, engineering, non-invasive geo-technical and environmental inspections and tests, and any other inspections, studies, or tests reasonably required by Buyer. Buyer shall give Seller reasonable notice by e-mail before entering onto any of the properties that comprise the Property to perform inspections or tests, and in the case of tests (i) Buyer shall specify in writing to Seller the precise nature of the test to be performed, and (ii) Seller may require, as a condition precedent to Buyer’s right to perform any such test, that Buyer deliver Seller evidence of public liability and other appropriate insurance naming Seller as an additional insured thereunder. Such examination of the physical condition of the Property, including the Third Party Inspection Report (defined in Section 7(d) below) may include an examination for the presence or absence of hazardous or toxic materials, substances or wastes, which shall be performed or arranged by Buyer at Buyer’s sole expense. Buyer shall keep the Property free and clear of any liens and will indemnify, protect, defend, and hold each Seller Related Party (defined below) harmless from and against all losses, costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Losses”) arising from damage to the Property and injury to persons asserted against or incurred by any Seller Related Party as a result of such entry by Buyer, its agents, employees or representatives (except that Buyer shall have no liability or indemnity obligation for any diminution in the value of the Property resulting directly from any unfavorable analysis, test, study, opinion or recommendation related to such inspection or test referenced in this subsection). If any such inspection or test disturbs the Property and Buyer does not acquire the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer and its agents, employees, and representatives may, upon not less than 24 hours prior written notice to Seller, examine and make copies of all books and records and other materials relating to the condition of the Property in Seller’s possession at the office where such records are maintained. Any information provided to or obtained by Buyer with respect to the Property shall be subject to the provisions of Section 22(p) of this Agreement. The obligations of Buyer under this Section shall survive the termination of the Agreement.

(d)               Buyer may retain a contractor or home inspector to prepare a report or reports describing the physical condition of the Property (collectively, the “Third Party Inspection Report”), which Third Party Inspection Report shall adequately identify any reasonably necessary repairs, improvements or replacements, which shall include, without limitation, any replacement of items near the end or beyond its applicable useful life, and the estimated costs of such repairs, improvements or replacements (collectively, the “Necessary Repairs”). The person or entity preparing the Third Party Inspection Report must be licensed to perform such inspections in the jurisdiction where the Property is located, and may not be, or have ever been, owned or controlled by Buyer or an affiliate of Buyer or otherwise not at arm’s length from Buyer. Buyer will provide a copy of the Third Party Inspection Report to Seller prior to the expiration of the Due Diligence Period. If any Necessary Repairs are identified in the Third Party Inspection Report and subject to the limitations set forth below, Seller shall have the right to (i) make the Necessary Repairs after Closing and the estimated cost of the Necessary Repairs as set forth in the Third Party Inspection Report shall be held in escrow by the Escrow Holder until such Necessary Repairs are completed as described in Section 7(d)(1) below, or (ii) reduce the Purchase Price by the estimated cost of the repairs, improvements or replacements set forth in the Third Party Inspection Report. Normal wear and tear shall not constitute grounds for a reduction in the Purchase Price. If the cost to make the repairs, improvements and/or replacements identified in the Third Party Inspection Report exceeds $60,000.00 in the aggregate, and Seller does not agree to make the Necessary Repairs after Closing and/or reduce the Purchase Price by the identified cost of such repairs, improvements and replacements as set forth in the Third Party Inspection Report, then Seller and Purchaser shall endeavor to agree upon on the extent of such Necessary Repairs and the obligations of Seller to make such Necessary Repairs after Closing and/or the amount that the Purchase Price will be reduced as a result thereof, which agreement shall be evidenced by a separate written instrument signed by both parties within five (5) days after Seller’s receipt of the Third Party Inspection Report (the “Necessary Repair Agreement Deadline”). If Seller and Purchaser fail to enter into such separate written agreement on or before the Necessary Repair Agreement Deadline, Seller shall have the right, upon written notice (the “Necessary Repair Notice”) delivered to Buyer within three (3) days after the expiration of the Necessary Repair Agreement Deadline, to exclude up to three (3) properties identified in the Third Party Inspection Report from the Property being acquired in accordance with this Agreement (the “Necessary Repair Properties”), in which event the description of the properties that comprise the Property will be deemed modified to exclude the Necessary Repair Properties, and the Purchase Price will be reduced by the product of the number of homes that comprise the Necessary Repair Properties and the value assigned to each home as mutually agreed by Buyer and Seller. If Seller timely delivers the Necessary Repair Notice to Buyer, Buyer may, upon written notice to Seller, which shall be delivered by the later to occur of (1) five (5) business days after Buyer’s receipt of the Necessary Repair Notice and (2) the end of the Due Diligence Period (the “Buyer Repair Notice Deadline”), elect to (i) close the transaction as contemplated with a reduction of the Purchase Price in an amount equal to the lesser of (A) the estimated cost of the repairs, improvements or replacements set forth in the Third Party Inspection Report less the amount of such costs attributed to the Necessary Repair Properties or (B) $60,000.00 less an amount equal to $1,500.00 multiplied by the number of Necessary Repair Properties, or (ii) terminate this Agreement. If Buyer fails to deliver such notice by the Buyer Repair Notice Deadline, Buyer shall be deemed to have elected (i) above. If Buyer terminates this Agreement in accordance with this Section 7(d), then this Agreement will have no further force or effect, the parties will have no further obligations to each other (except for any indemnities or other provisions that expressly survive termination of this Agreement) and Escrow Holder shall refund the Deposit to Buyer. If Seller fails to timely deliver the Necessary Repair Notice to Buyer, the Purchase Price shall be reduced by the estimated cost of the repairs, improvements or replacements set forth in the Third Party Inspection Report. The reductions to the Purchase Price contemplated in this Section 7(d) are in addition to those contemplated in Section 5(c) of this Agreement.

(1)               If Seller elects to make the repairs contemplated in Section 7(d) above, a Purchase Price Escrow Repair Holdback amount of the estimated cost of those Necessary Repairs as set forth in the Third Party Inspection Report (the “Purchase Price Escrow Repair Holdback”) shall be withheld by the Escrow Holder until such time as Seller has completed all Necessary Repairs to Buyer’s reasonable satisfaction. Such Necessary Repairs shall be completed by Seller, at Seller’s sole cost and expense, not later than ninety (90) days after Closing (the “Holdback Repair Period”). Seller shall provide to Buyer invoices and related back-up documentation reasonably acceptable to Buyer pertaining to all Necessary Repairs, as well as photographs reasonably acceptable to Buyer depicting each and every item to be repaired before such repair has begun and after such repair has been completed. Purchase Price Holdback funds shall remain held by the Escrow Holder until all Necessary Repairs are completed to Buyer’s reasonable satisfaction. Upon the end of the Holdback Repair Period or sooner upon Buyer’s election, Buyer shall review the status of the Necessary Repairs and, if any repairs have been completed to Buyer’s reasonable satisfaction, Buyer shall at that time instruct the Escrow Holder to release funds pertaining to such completed repairs described in the Third Party Inspection Report. If after Buyer’s review of the Necessary Repairs Buyer determines that all of the Necessary Repairs have been completed during the Holdback Repair Period, any Purchase Price Escrow Repair Holdback funds remaining in Escrow Holder’s custody shall be released to Seller.

(e)               Notwithstanding any provision to the contrary set forth herein, in addition to the rights set forth in Sections 5(c) and 7(d), Buyer may in its sole discretion, elect to designate specified properties from the properties identified on Exhibit A-2 as Excluded Properties as defined in Section 5(c). In the event of such an election, Buyer shall deliver to Seller a notice stating which properties it has designated as Excluded Properties no later than two (2) days prior to the Closing Date (the “Notice to Seller”). Upon delivery of the Notice to Seller, the designated properties described in the Notice to Seller shall be Excluded Properties, and the terms of Section 5(c) shall apply with respect thereto.

8.                  As Is Sale.

(a)               BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS DELIVERED BY SELLER TO BUYER AT CLOSING, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’ USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS (AS DEFINED IN ANY ENVIRONMENTAL STATUTE) ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY, (X) THE LEASES (INCLUDING ALL SERVICE CONTRACTS) AND ANY OTHER AGREEMENTS AFFECTING THE PROPERTY AND (XI) THE ECONOMICS OF ANY PAST OR FUTURE OPERATIONS OF THE PROPERTY.

9.                  Survival of Representations and Warranties After Closing.

(a)               All representations and warranties of Seller herein shall survive the Closing for a period of one (1) year (the “Limitation Period”).

(b)               Buyer shall provide actual written notice to Seller of any breach of any of Seller’s warranties or representations of which Buyer acquires knowledge, through any means, at any time after the Closing Date but prior to the expiration of the Limitation Period, and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach is susceptible of cure but cannot reasonably be cured within thirty (30) days, an additional reasonable time period required to effect such cure so long as such cure has been commenced within such thirty (30) days and diligently pursued but in no event more than ninety (90) days. If Seller fails to cure such breach after actual written notice and within such cure period (as extended), Buyer’s sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, within the six (6) months after the expiration of the Limitation Period.

10.              Closing.

(a)               The purchase and sale transaction contemplated in this Agreement shall occur on the date and in the manner specified in the Basic Terms section of this Agreement (the “Closing Date”), provided that all conditions precedent to the Closing have been fulfilled or have been waived in writing by the respective party entitled to waive same. Notwithstanding anything contained in this Agreement to the contrary, if any of the homes comprising the Property become vacant at least five (5) days prior to the Closing (the “Vacant Homes”), Buyer shall have the right to defer the purchase of the Vacant Homes until such time as Seller enters into a lease for such homes with tenants satisfying qualification standards mutually acceptable to Seller and Buyer, and upon terms reasonably acceptable to Buyer. The closing(s) for the Vacant Homes shall occur on a date mutually acceptable to Seller and Buyer but not later than fifteen (15) days after Seller notifies Buyer that the conditions in the preceding sentence have been satisfied with respect to the applicable Vacant Homes. In such event, the amount of the Purchase Price paid by Buyer at the Closing Date and at each subsequent closing of the Vacant Homes thereafter shall be based on the Assigned Home Value of the homes purchased at each respective closing. Further notwithstanding anything contained in this Agreement to the contrary, if Seller fails to enter into a lease for any of the Vacant Homes with tenants that satisfy Buyer’s tenant qualification standards and upon terms acceptable to Buyer within sixty (60) days after the initial Closing Date, Buyer shall have the right to exclude any such Vacant Homes from the transaction contemplated under this Agreement by delivering written notice to Seller, in which event neither party shall have any further rights or obligations with respect to such Vacant Homes.

(b)               On or before the Closing Date, the parties shall establish the usual form of deed and money escrow with Escrow Holder. Counsel for the respective parties are hereby authorized to execute the escrow trust instructions as well as any amendments thereto.

11.              Conditions to Buyer’s Obligation to Close.

(a)               Buyer will not be obligated to proceed with the Closing unless and until each of the following conditions has been either fulfilled or waived in writing by Buyer:

(1)               This Agreement shall not have been previously terminated pursuant to any other provision hereof;

(2)               Seller shall be prepared to deliver or cause to be delivered to Buyer all instruments and documents to be delivered to Buyer at the Closing pursuant to Section 14 and Section 16 or any other provision of this Agreement; and

(3)               All property managing services provided to the Property under any property management agreement shall have been terminated on or prior to the Closing at no cost, liability or expense to Buyer.

(b)               If any of the foregoing conditions are not fulfilled on or before the time for Closing hereunder, then subject to the provisions of Section 18(b) hereof, Buyer may elect, upon notice to Seller, to terminate this Agreement, in which event the Deposit shall be returned to Buyer, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

12.              Conditions to Seller’s Obligation to Close.

(a)               Seller will not be obligated to proceed with the Closing unless and until each of the following conditions has been fulfilled or waived in writing by Seller:

(1)               Buyer shall be prepared to pay to Seller the Purchase Price and all other amounts to be paid to it at Closing pursuant to the provisions of this Agreement;

(2)               Buyer shall be prepared to deliver to Seller all instruments and documents to be delivered to Seller at the Closing pursuant to Section 15 and Section 16 or any other provision of this Agreement; and

(3)               This Agreement shall not have been previously terminated pursuant to any other provision hereof.

(b)               If the foregoing conditions are not fulfilled on or before the time for Closing hereunder, then subject to the provisions of Section 18(a) hereof, Seller may elect, upon notice to Buyer, to terminate this Agreement, in which event the Deposit shall be returned to Buyer, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

13.              Title Insurance.

(a)               Following the execution and delivery of this Agreement, Buyer shall cause Title Company to deliver to Buyer a commitment for the Title Policy described in subsection (b) below (the “Title Commitment”), together with legible copies of all of the underlying documentation described in such Title Commitment. Seller shall, within two business days after the execution of this Agreement, deliver to Buyer the most recent surveys of the properties that comprise the Property in Seller’s possession or control (the “Surveys”).

(b)               At Closing, and as a condition thereof, Buyer shall receive an owner’s title insurance policy (the “Title Policy”) issued by Title Company, dated the day of Closing, with liability in the full amount of the Purchase Price, the form of which shall be an American Land Title Association Owner’s Policy, Standard Form B, 1992 (or other form preferred by Buyer or required or promulgated pursuant to applicable state insurance regulations), subject only to the Permitted Exceptions (defined below). The Title Policy may contain any reasonable endorsements typical for such a sale and reasonably requested by Buyer.

(c)               Prior to the expiration of the Due Diligence Period, Buyer shall review title to the Property as disclosed by the Title Commitment and the Surveys, and satisfy itself as to the availability from the Title Company of the Title Policy and all requested endorsement to such Title Policy. Buyer shall have the right to obtain an update of the Surveys or to secure new surveys at any time prior to the expiration of the Due Diligence Period.

(d)               Seller shall have no obligation to remove or cure title objections, except for (1) liens of an ascertainable amount created by Seller, which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company with Buyer’s approval, (2) any exceptions or encumbrances to title which are created by Seller after the date of this Agreement without Buyer’s consent, and (3) non-consensual liens which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company. In addition, Seller shall provide the Title Company with any affidavits, ALTA statements or personal undertakings (collectively, an “Owner’s Affidavit”), in form and substance reasonably acceptable to the Title Company, that will permit the Title Company to remove the standard “mechanics lien” and “GAP” exceptions and otherwise issue the Title Policy in the form required by Buyer.

(e)               “Permitted Exceptions” shall mean: (1) any exception arising out of an act of Buyer or its representatives, agents, employees or independent contractors; (2) zoning and subdivision ordinances and regulations; (3) the specific exceptions in the Title Commitment that the Title Company has not agreed to insure over or remove from the Title Commitment as of the end of the Due Diligence Period and that Seller is not required to remove as provided above; (4) items shown on the Surveys or any updated or new surveys of the Property which have not been removed as of the end of the Due Diligence Period; (5) real estate taxes and assessments not yet due and payable; and (6) rights of tenants under the Leases, as occupancy tenants only and without any rights of first refusal, rights of first offer or purchase options.

14.              Documents to be Delivered to Buyer at Closing. At Closing, Seller shall deliver or cause to be delivered to Buyer each of the following instruments and documents:

(a)               Deed. The Deed, in the form attached hereto as Exhibit C.

(b)               Bill of Sale. The Bill of Sale covering the Personal Property, in the form attached hereto as Exhibit D.

(c)               The Title Policy. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly-executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment after the Closing.

(d)               Assignment of Leases and Contracts. An Assignment of Leases and Contracts, in the form attached hereto as Exhibit E, transferring and assigning to Buyer, to the extent the same are assignable, all right, title and interest of Seller in the Leases and the other property described therein.

(e)               Transfer Tax Declarations. Original copies of any required real estate transfer tax or documentary stamp tax declarations executed by Seller or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

(f)                FIRPTA. An affidavit, in the form attached hereto as Exhibit F, stating Seller’s U.S. taxpayer identification number and that Seller is a “United States person”, as defined by Internal Revenue Code Section 1445(f)(3) and Section 7701(b).

(g)               Owner’s Affidavit. The Owner’s Affidavit materials referred to in Section 13(d) above.

(h)               Surveys, Plans, Permits and Specifications. All existing surveys, blueprints, drawings, plans and specifications, permits, and operating manuals for or with respect to any of the properties that comprise the Property or any part thereof to the extent the same are in Seller’s possession.

(i)                 Keys. All keys to the improvements, to the extent the same are in Seller’s possession.

(j)                 Leases. Originals of all Leases in effect on the Closing Date (or copies thereof in the event the originals are not in Seller’s possession, or in the possession of Sellers’ property manager and such copies of Leases are in Seller’s possession), and the tenant files with respect to such Leases, to the extent the same are in Seller’s possession.

(k)               Certificate. A certificate (the “Update”) of Seller dated as of the Closing Date certifying that the representations and warranties of Seller set forth in Section 6(a) of this Agreement as applicable, remain true and correct in all material respects as of the Closing Date, except as to Schedule 6(a)(5), which Update shall be dated no earlier than three (3) days prior to Closing.

(l)                 Other Deliveries. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

15.              Documents to be Delivered to Seller at Closing. At Closing, Buyer shall deliver or cause to be delivered to Seller each of the following instruments, documents and amounts:

(a)               Purchase Price. The Purchase Price, subject to adjustment and proration as provided in Section 17 below.

(b)               Transfer Tax Declarations. Original copies of any required real estate transfer tax or documentary stamp tax declarations executed by Buyer or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

(c)               Assignment of Leases. A counterpart of the Assignment of Leases and Contracts, in the form attached hereto as Exhibit E.

(d)               Certificate. A certificate of Buyer (the “Buyer’s Update”) dated as of the Closing Date certifying that the representations and warranties of Buyer set forth in Section 6(b) of this Agreement as applicable, remain true and correct in all material respects as of the Closing Date, which Buyer’s Update shall be dated no earlier than three (3) days prior to Closing.

(e)               Other Documents. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

16.              Documents to be Delivered by Seller and Buyer at Closing. At Closing, Buyer and Seller shall deliver or cause to be delivered each of the following instruments and documents:

(a)               Escrow Instructions. Escrow instructions (as described in Section 10(b)).

(b)               Settlement Statement. A fully executed settlement statement.

(c)               Notice to Tenants. A duly executed notice to each of the tenants under the Leases.

17.              Prorations and Adjustments.

(a)               The following items shall be prorated and adjusted based upon the number of calendar days in the measuring period between Seller and Buyer as of midnight on the date of Closing, except as otherwise specified:

(1)               Taxes. All real estate taxes and assessments (“Taxes”) assessed against the Property for the year of Closing shall be prorated as follows: Seller will be responsible for the payment of Taxes applicable to the period before the Closing Date, and Buyer will be responsible for the period on and after the Closing Date. If the actual taxes and assessments cannot be determined for such year as of the Closing Date, then the parties shall make such proration based upon One Hundred and Ten percent (110%) of the most recently issued tax bill for the Property and thereafter, make a final adjustment of such Taxes upon receipt of the final bill. The provisions of this Section 17(a)(1) shall survive Closing.

(2)               Utilities. All utilities shall be prorated based upon estimates using the most recent actual invoices. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Buyer at the Closing. In the case of non-transferable deposits, Buyer shall be responsible for making any security deposits required by utility companies providing service to the Property.

(3)               Collected Rent. Buyer shall receive a credit for any rent and other income (and any applicable state or local tax on rent) under Leases collected by Seller before Closing that applies to any period after Closing. Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, Buyer shall apply all rent and income collected by Buyer from a tenant (x) first to such tenant’s rental obligations for the month in which the Closing occurs, (y) next to such tenant’s monthly rental for the month in which the payment is made, and (z) then to arrearages in the reverse order in which they were due, remitting to Seller, after deducting collection costs, any rent or expense reimbursements properly allocable to Seller’s period of ownership. Buyer shall bill and attempt to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Any rent or other income received by Seller or Buyer after Closing which are owed to Seller or Buyer shall be remitted to Seller or Buyer as applicable, promptly after receipt.

(b)               Tenant Security Deposits. All unapplied tenant security deposits (and interest thereon if required by law or contract to be earned thereon) under the Leases, shall be credited to Buyer at Closing.

(1)               Service Contracts. With respect to any contracts that are assumed by Buyer and survive the Closing, Seller shall receive a credit for prepaid charges and premiums applicable to Buyer’s period of ownership. The Buyer shall receive a credit for any payments made in arrears. In addition and without limitation of the foregoing, Buyer shall receive a credit under any assumed contract (each a “Service Provider Contract”) in which Seller has received any advance payments or other income from the servicer provider under such Service Provider Contract in exchange for agreeing to enter into such Service Contract (regardless of whether such advance payment or other income was paid in a lump sum or in installments). Any lump sum payments shall be pro-rated on a straight line basis over the term of any applicable Service Provider Contract.

(2)               Owner Deposits. Seller shall be entitled to the return of all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Property that have been provided by Seller or any of its affiliates, agents or investment advisors to any governmental agency, public utility, or similar entity (collectively, “Owner Deposits”). Buyer shall replace such Owner Deposits. To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not receive a credit, such funds shall be delivered to Seller immediately upon their receipt.

(c)               Final Prorations. With regards to any prorations set forth in this Section 17 that are based upon estimates, such prorations shall be readjusted based upon the actual bills after the Closing and before the expiration of the Limitation Period. The provisions of this Section 17(c) shall survive Closing.

18.              Default; Termination.

(a)               IF THE CLOSING FAILS TO OCCUR BECAUSE OF BUYER’S DEFAULT, THE DEPOSIT SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN BECAUSE OF THE NATURE OF THE PROPERTY AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF ANY APPLICABLE LAWS, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 18, SELLER AND BUYER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS INTENDED TO BE SELLER’S SOLE AND EXCLUSIVE REMEDY FOR A DEFAULT BY BUYER, BUT IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY BUYER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT.

SELLER’S INITIALS: _____      BUYER’S INITIALS: _____

(b)               If Seller defaults in any material respect hereunder, then provided Buyer is not in default any material respect, Buyer may, at its sole election, either:

(1)               Terminate this Agreement, whereupon the Deposit shall be promptly returned to Buyer, as well as Buyer’s actual out of pocket costs to unrelated and independent third party vendors, including reasonable attorneys’ fees incurred as a result of this transaction, which costs and fees shall not exceed Twenty-Four Thousand Four Hundred Thirty and 00/100 Dollars ($24,430.00.00), and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement; or

(2)               Assert and seek judgment against Seller for specific performance. If a court of competent jurisdiction determines that the remedy of specific performance is not available to Buyer, then Buyer shall have the right to assert and seek judgment against Seller for actual contract damages.

19.              Expenses. All recording fees respecting the Deed, title insurance premiums for the Title Policy, including without limitation, costs and premiums for extended coverage of the Title Policy and any endorsements thereto requested by Buyer, all state and county transfer taxes, brokerage fees and commissions, the fee charged by Escrow Holder, and all other costs, charges and expenses not expressly required under this Agreement to be paid by Seller or Buyer, as applicable, shall be shared equally by Seller and Buyer.

20.              Intermediaries. Seller represents to Buyer, and Buyer represents to Seller, that there are no fees owed to any broker, finder, or intermediary of any kind with whom such party has dealt in connection with this transaction. If any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party, which obligation shall survive Closing.

21.              Destruction of Improvements.

(a)               If, prior to Closing, any of the Improvements on any of the properties that comprise the Property are damaged or destroyed such that the cost of repair or replacement of such improvements is material (“Material Damage”), or a condemnation proceeding is commenced or threatened in writing by a governmental or quasi-governmental agency with the power of eminent domain (“Condemnation”), then:

(1)               Buyer may elect, within fourteen (14) days from receipt of notice of said Material Damage, or notice of a Condemnation, by written notice to Seller, to exclude the individual property affected by such event from this transaction; provided that if more than twenty-five percent (25%) of the properties that comprise the Property suffer Material Damage, or become the subject of a Condemnation, then Buyer may terminate this Agreement. If necessary, the time of Closing shall be extended to permit Buyer to evaluate and make the elections contemplated in this Section 21. If Buyer elects to terminate this Agreement in accordance with this Section 21, then the Deposit shall be returned to Buyer and, except for the provisions of this Agreement that expressly survive Closing or earlier termination of this Agreement, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof; or

(2)               If Buyer elects to exclude certain properties from this transaction, and proceed to the Closing, then the Purchase Price will be reduced by the aggregate Assigned Home Value of the excluded properties. If, however, it is determined that any damage to one or more properties does not constitute a Material Damage, or Buyer elects to purchase one or more properties that have suffered Material Damage, then the transaction contemplated hereby shall be closed without a reduction in the Purchase Price, and Seller shall assign to Buyer Seller’s rights in any insurance proceeds or Condemnation award to be paid to Seller in connection with such damage or Condemnation, and, in the case of Material Damage, Seller shall pay to Buyer an amount equal to the deductible under Seller’s policy of casualty insurance and Seller shall execute and deliver to Buyer all required proofs of loss, assignments of claims and other similar items.

(b)               For purposes of this Section 21, damage or destruction will be considered “Material Damage” if one or more of the properties that comprise the Property are rendered uninhabitable, or if the time to repair such damage, despite reasonable expectations with respect to repairs, is reasonably determined by Buyer to exceed three months. If, prior to Closing, any of the improvements on the Property are damaged or destroyed and such damage is not Material Damage, Buyer shall remain obligated to close hereunder with no abatement in the Purchase Price. At Closing, Seller shall assign to Buyer Seller’s rights in any insurance proceeds to be paid to Seller in connection with such damage or destruction, and Buyer shall receive a credit against the Purchase Price in an amount equal to the deductible amount under Seller’s casualty insurance policy.

22.              General Provisions.

(a)               Entire Agreement. This written Agreement, including all Exhibits attached hereto and documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained herein.

(b)               Amendments in Writing. This Agreement may be amended only by a written memorandum subsequently executed by all of the parties hereto.

(c)               Waiver. No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

(d)               Time of the Essence. Time is of the essence of this Agreement. However, if Buyer is acting diligently and in good faith to proceed with the consummation of the transaction contemplated by this Agreement on the Closing Date, Seller will agree, upon the written request of Buyer, to extend the Closing Date up to three (3) business days. In the computation of any period of time provided for in this Agreement or by law, any date falling on a Saturday, Sunday or legal holiday when banks are not open for business in the State where the Property is located, will be deemed to refer to the next day which is not a Saturday, Sunday, or legal holiday when banks are not open for business in such State.

(e)               Severability. If any provision of this Agreement is rendered unenforceable in whole or in part, such provision will be limited to the extent necessary to render the remainder of the Agreement valid, or will be deemed to be removed from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.

(f)                Headings. Headings of sections are for convenience of reference only, and shall not be construed as a part of this Agreement.

(g)               Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefits of the parties hereto, and their respective successors, and permitted assigns. This Agreement may not be assigned by either party without the consent of the other party, except that Buyer may, without consent from Seller, assign this Agreement to an affiliate of Buyer, Reven Housing REIT, Inc., or any affiliate of Reven Housing REIT, Inc. or any entity formed by Buyer for the purpose of acquiring or taking title to the Property; provided that such assignment will not release Buyer from its obligations under this Agreement. Any assignment in accordance with this Section 22(g) will entitle the assignee thereunder to all rights and benefits, and subject such assignee to all obligations, of Buyer hereunder.

(h)               Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed, or sent by Federal Express, UPS or other recognized overnight courier service for next business day delivery, or sent by electronic mail (so long as reasonable evidence that such notice was sent and received is obtained by the sending party). Any notice provided hereunder shall be deemed to be given when sent in accordance with this provision, but any time to respond to such notice as provided in this Agreement will not commence until the actual receipt of the notice. Notices will be deemed valid if sent to the parties as follows:

IF TO BUYER

Reven Housing REIT, Inc.

P.O. Box 1459

La Jolla, California 92038-1459

Phone: 858-459-4000

e-mail: cmc@revenhousingreit.com

e-mail: mps@revenhousingreit.com

Attention: Chad Carpenter and Michael Soni

with a copy to:

Greenberg Traurig, LLP

1000 Louisiana

Suite 1700

Houston, Texas 77002

Phone: (713) 374-3521

e-mail: parkerd@gtlaw.com

Attention: David W. Parker

IF TO SELLER:

Justin Harrison

600 Lakeshore Pkwy.

Birmingham, AL 35209

Phone: 205-616-3761

e-mail: justin@equitygrouponline.com

with a copy to:

Brockwell Smith, LLC

2100 1st Ave. North

Suite 300

Birmingham, AL 35203

205-800-8501

e-mail: jay@brockwellsmith.com

Attention: Jay Smith

IF TO ESCROW HOLDER:

Fidelity National Title Insurance Company

1300 Dove Street, Suite 130

Newport Beach, California  92660

Phone: (949) 221-4715

e-mail: paul.mcdonald@fnf.com

Attention:  Paul McDonald

or to such additional or other persons, at such other address or addresses as may be designated by notice from Buyer or Seller, as the case may be, to the other. Notices by mail shall be sent by United States certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given upon receipt or refusal of receipt. Notices by facsimile or electronic mail shall be deemed given and effective upon receipt or refusal of receipt. Notices by overnight courier shall be deemed given and effective upon receipt or refusal of receipt from Federal Express, UPS or another recognized overnight courier service.

(i)                 Governing Law; Venue. To the extent enforceable, the parties agree that this Agreement shall be governed in all respects by the internal laws of the State of Alabama. In any dispute arising out of or related to this Agreement, an action must be brought in Federal or State court, as applicable, in the County of Jefferson, Alabama. The provisions of this Section 22(i) will survive the termination of this Agreement.

(j)                 Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.

(k)               Attorneys’ Fees. If any action or proceeding brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover all costs and expenses including its attorneys’ fees in such action or proceeding in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision. If the party that commenced or instituted the action, suit or proceeding dismisses or discontinues it without the concurrence of the other party, such other party shall be deemed the prevailing party. The provisions of this Section 22(k) will survive any termination of this Agreement.

(l)                 Construction. This Agreement will not be construed more strictly against either party by virtue of the fact that it was prepared by one party or its counsel, it being recognized that each party hereto has had the opportunity to review, have its counsel review, and provide input into this Agreement. All words herein that are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders and any word herein that is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

(m)             Reporting Obligations. Seller and Buyer hereby designate Escrow Holder to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions. If required under applicable law, Seller, Buyer and Escrow Holder shall execute at Closing a Designation Agreement designating the Escrow Holder as the reporting person with respect to the transaction contemplated by this Agreement.

(n)               1031 Exchange. Either party may involve this transaction in a like-kind exchange under Internal Revenue Code Section 1031, the cost and expense of which will be borne solely by the party invoking such structure. Each party shall reasonably cooperate with the other in such structure, provided that the party that is not participating in a like-kind exchange shall incur no material costs, expenses or liabilities in connection with the other’s exchange and will not be required to take title to or contract for purchase of any other property. If either party uses a qualified intermediary or exchange accommodator to effectuate the exchange, any assignment of the rights or obligations of such party shall not relieve, release or absolve such party of its obligations to the other.

(o)               Bulk Sales. Seller agrees to indemnify and hold Buyer, any permitted assignee of Buyer’s rights under this Agreement and any of their respective affiliates, officers, directors, shareholders, members, partners, agents, employees and advisors (collectively, the “Indemnified Parties”) harmless from and against any and all claims, damages, losses, costs, expenses, liens, actions and causes of actions (including, without limitation, reasonable attorneys’ fees and expenses) that may be incurred by, or asserted against, Buyer, any of the other Indemnified Parties or the Property by reason of either such noncompliance with the Bulk Sales laws applicable in the state or states where the Property is located, or the failure of Seller to have paid any taxes, penalties or interest which are the subject of such laws. The provisions and obligations of this Section 24(o) shall survive the Closing.

(p)               Confidentiality. Buyer, Seller, and their respective representatives shall hold in strictest confidence all data and information obtained with respect to the transaction contemplated herein, including, without limitation, the operation and management of the Property, whether obtained before or after the execution and delivery hereof, as well as of Buyer’s plans to purchase the Property or other properties in other locations, and shall not use such data or information for purposes unrelated to this Agreement or disclose the same to others except as expressly permitted hereunder. The preceding sentence shall not be construed to prevent Buyer or Seller from disclosing to their prospective lenders or investors, or to its officers, directors, attorneys, accountants, architects, engineers and consultants to perform their designated tasks in connection with Buyer’s inspection and proposed acquisition of the Property, provided Buyer advises any such party of the confidential nature of the information disclosed. However, neither party shall have this obligation concerning information which: (a) is published or becomes publicly available through no fault of either the Buyer or Seller; (b) is rightfully received from a third party; or (c) is required to be disclosed by law. Notwithstanding the preceding, nothing in this Agreement will prevent or be deemed to limit Buyer’s ability to disclose the existence of this Agreement, and the nature of any material terms herein, to the Securities and Exchange Commission or any other governmental agency to which Buyer, or its successors hereunder, have a disclosure obligation under any applicable law. The terms of this Section 22(p) shall survive the consummation of the transaction contemplated herein or the earlier termination of this Agreement.

(q)               Post-Closing Vacancy Holdback. Twenty Thousand and 00/100 Dollars ($20,000.00) of the Purchase Price (the “Post-Closing Vacancy Holdback”) shall be withheld by the Escrow Holder subject to the following terms. If any of the properties that comprise the Property (i) are leased to a tenant pursuant to a lease agreement entered into between Seller and such tenant within ninety (90) days prior to the closing of such property and/or (ii) are leased to a tenant that does not satisfy tenant qualification requirements mutually acceptable to Seller and Buyer, and any such properties become tenantless or vacant because the tenant or other occupant breached the lease or other occupancy agreement within ninety (90) days after Closing, for each such property, Buyer shall provide back-up documentation reasonably satisfactory to Seller documenting the breach and missing tenant or vacancy and shall be refunded Five Thousand and 00/100 Dollars ($5,000.00) per occurrence from the Post-Closing Vacancy Holdback. The maximum amount that can be refunded to Buyer hereunder is capped at $20,000. After ninety (90) days have elapsed after the closing, the balance of the Post-Closing Vacancy Holdback, if any, shall be delivered to Seller.

(r)                Post-Closing Return of Properties. If during the ninety (90) day period after Closing Buyer learns that any leases, other occupancy agreements or contracts of any kind on properties that comprise the Property provide the tenant, occupant or any other third party with an option to purchase the property, a right of first refusal, a right of first offer or any other contractual option or right to purchase the property, then the sale of such property to Buyer shall be rescinded and the purchase price of such property shall be refunded by Seller to Buyer within thirty (30) days of Buyer’s written notice to Seller. Buyer’s notice to Seller shall include back-up documentation reasonably satisfactory to Seller demonstrating the existence of the option to purchase the property, a right of first refusal, a right of first offer, or any other contractual option or right to purchase the property.

(s)                Financing Contingency. Seller and Purchaser hereby acknowledge and agree that Purchaser’s obligation to close on the transaction contemplated under this Agreement is contingent upon Purchaser obtaining financing from a third party lender to fund all or part of the Purchaser Price. Notwithstanding anything contained in this Agreement to the contrary, if Purchaser fails or is unable to obtain such financing upon terms acceptable to Purchaser, in its sole discretion, on or before December 15, 2017, Purchaser shall have the right to terminate this Agreement by delivering written notice to Seller on or before Closing, in which event the Deposit shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder, except for any obligations that expressly survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

[SIGNATURE PAGE FOLLOWS]

[Signature Pages for Seller]

Southeast Equity Properties, LLC, an Alabama limited liability company

By:	/s/ Justin Harrison
Name:	Justin Harrison
Title:	Owner/Member

JHB1 Properties, LLC, an Alabama limited liability company

By:	/s/ Justin Harrison
Name:	Justin Harrison
Title:	Owner/Member

TWH of Alabama, LLC, an Alabama limited liability company

By:	/s/ Justin Harrison
Name:	Justin Harrison
Title:	Owner/Member

Robert E Lee Living Trust, a trust formed under the laws of the State of California

By:	/s/ Jeff Welles
Name:	Jeff Welles
Title:	Trustee

Vulcan Pacific, LLC, a California limited liability company

By:	/s/ Jeff Welles
Name:	Jeff Welles
Title:	Managing Member

USA Regrowth Fund, LLC, an Alabama limited liability company

By:	/s/ Jay Hinrichs
Name:	Jay Hinrichs
Title:	Owner

Novato Ventures, LLC, an Alabama limited liability company

By:	/s/ Jay Hinrichs
Name:	Jay Hinrichs
Title:	Owner

Besaid, LLC, an Alabama limited liability company

By:	/s/ Jay Hinrichs
Name:	Jay Hinrichs
Title:	Owner

Thrive SF Capital Group, LLC, an Alabama limited liability company

By:	/s/ Jay Hinrichs
Name:	Jay Hinrichs
Title:	Owner

JMZ Partners, LLC, an Alabama limited liability company

By:	/s/ Jay Hinrichs
Name:	Jay Hinrichs
Title:	Owner

Capital Concepts NW, LLC, an Alabama limited liability company

By:	/s/ Jay Hinrichs
Name:	Jay Hinrichs
Title:	Owner

BP Fund, LLC, an Alabama limited liability company

By:	/s/ Jay Hinrichs
Name:	Jay Hinrichs
Title:	Owner

[End of Signature Pages of Seller]

[Signature Page for Buyer]

REVEN HOUSING REIT, INC.,
a Maryland corporation

By:	/s/ Chad Carpenter
Chad Carpenter
Chief Executive Officer

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS	DESCRIPTIONS
1. EXHIBIT A-1	LIST OF SELLER
2. EXHIBIT A-2	DESCRIPTION OF THE PROPERTIES
3. EXHIBIT B	LIST OF CONTRACTS
4. EXHIBIT C	FORM OF DEED
5. EXHIBIT D	FORM OF BILL OF SALE
6. EXHIBIT E	FORM OF ASSIGNMENT OF LEASES AND CONTRACTS
7. EXHIBIT F	FORM OF FIRPTA AFFIDAVIT
8. EXHIBIT G	[intentionally left blank]
9. EXHIBIT H	FINANCIAL INFORMATION FOR 3-14 AUDIT

SCHEDULES	DESCRIPTIONS
1. 6(a)(3)	PROPERTY INFORMATION
2. 6(a)(5)	LIST OF LEASES

EXHIBIT A-1

LIST OF SELLER

1. Southeast Equity Properties, LLC

2. JHB1 Properties, LLC

3. TWH of Alabama, LLC

4. Robert E Lee Living Trust

5. Vulcan Pacific, LLC

6. USA Regrowth Fund, LLC

7. Novato Ventures, LLC

8. Besaid, LLC

9. Thrive SF Capital Group, LLC

10. JMZ Partners, LLC

11. Capital Concepts NW, LLC

12. BP Fund, LLC

Exhibit A – Page 1

EXHIBIT A-2

DESCRIPTION OF THE PROPERTies

2

EXHIBIT B

LIST OF CONTRACTS

1.

Exhibit B – Page 1

EXHIBIT C

FORM OF DEED

Upon recording return this instrument to: _________________ _________________ _________________ _________________	This instrument was prepared by: __________________ __________________ __________________ __________________

Mail tax notice to: _________________ _________________ _________________ _________________

STATE OF ALABAMA )

COUNTY OF __________ )

STATUTORY WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS that, for and in consideration of ______________________ and No/100 Dollars ($__________) in hand paid by ____________________ (hereinafter referred to as "Grantee"), to the undersigned, ____________________ (hereinafter referred to as "Grantor"), the receipt of which is hereby acknowledged, Grantor does by these presents grant, bargain, sell, and convey unto Grantee the following described land (the "Property") subject to the conditions and limitations contained herein, situated in ____________ County, Alabama, said Property being more particularly described on EXHIBIT A attached hereto and made a part hereof.

The Property is conveyed subject to the following (collectively, the "Permitted Encumbrances"):

1.	Real estate ad valorem taxes due and payable _____________, 2017, and subsequent years and any other taxes, charges, or assessments of the levying jurisdictions.

2.	Any applicable zoning ordinances and subdivision regulations, or other ordinances, laws, and regulations.

Statutory Warranty Deed – Page 1

3.	All easements, restrictions, reservations, rights-of-way and other matters of public record affecting any portion of the Property.

4.	All of those matters described in EXHIBIT B attached hereto and made a part hereof.

As a condition of the conveyance hereunder, Grantee acknowledges that the physical and environmental condition of the Property conveyed hereunder has been inspected by Grantee or its duly authorized agent and that the Property is purchased by Grantee as a result of such inspection and not upon any agreement, representation, or warranty made by Grantor. Grantee accepts the physical and environmental condition of the Property "AS IS, WHERE IS, WITH ALL FAULTS" and hereby releases Grantor from any liability of any nature arising from or in connection with the physical or environmental condition of the Property. This condition shall constitute a covenant running with the land as against Grantee and all successors in title.

TO HAVE AND TO HOLD unto Grantee and to Grantee's successors and assigns, forever.

And Grantor does for itself and for its successors and assigns, covenant with Grantee, Grantee's successors and assigns, that it is seized and possessed of said land and has the right to convey it, and it warrants the title against all persons claiming by, through or under the Grantor (but not otherwise) and that the Property is free and clear of all encumbrances except for the Permitted Encumbrances and encumbrances not done or suffered by Grantor, against which Grantor shall not defend.

[Remainder of Page Left Intentionally Blank]

Statutory Warranty Deed – Page 2

IN WITNESS WHEREOF, Grantor has caused these presents to be executed in its name and behalf and its seal to be hereunto affixed and attested by its duly authorized officers or representatives on this, the ____ day of _____________, 201__.

GRANTOR:

By:
Name:
Title:

STATE OF ALABAMA )

COUNTY OF ________________ )

I, ___________________________, a Notary Public in and for said County, in said State, hereby certify that ______________, whose name as ______________ of _______________________, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal of office this, the ____ day of ____________, 201__.

Notary Public

[SEAL]	My Commission Expires:

Statutory Warranty Deed – Signature Page

Exhibit A

to Statutory Warranty Deed

Legal Description

Statutory Warranty Deed – Exhibit A - Page 1

Exhibit B

to Statutory Warranty Deed

Additional Permitted Encumbrances

EXHIBIT D

FORM OF BILL OF SALE

____________________________, a(n) _________________ (“Seller”), for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, does hereby quitclaim, sell, assign, transfer and set over to _________________, a ____________ (“Buyer”), all of its right, title and interest, if any, in and to any Personal Property located on and used in connection with the Property. Seller warrants that it owns such Personal Property free and clear of liens and encumbrances of any persons claiming by, through or under Seller.

Capitalized terms used herein shall have the meanings given to them in that certain Single Family Homes Real Estate Purchase and Sale Agreement, dated as of _____, 2017, between Seller and Buyer.

IN WITNESS WHEREOF, Seller has caused this bill of sale to be signed and sealed in his name by its officer thereunto duly authorized this ____ day of _________, 20__.

SELLER:

_____________, a(n) _________ limited liability company

SELLER:

_____________, a(n) _________ limited liability company

By:
Name:
Title:

Exhibit D – Page 1

EXHIBIT E

FORM OF ASSIGNMENT OF LEASES AND CONTRACTS

THIS ASSIGNMENT OF LEASES AND CONTRACTS AND CONTRACTS (this “Assignment”) is entered into as of the ____ of _______, 2017 (the “Effective Date”), between ______________, a(n) ___________ (“Assignor”) and ________________, a(n) __________ (“Assignee”).

RECITALS

Assignor has conveyed to Assignee that certain parcel of real property and improvements located at ________ pursuant to that certain Single Family Homes Real Estate Purchase and Sale Agreement, dated as of _________ ___, 2017 (the “Agreement”) by and between Assignor, as Seller, and Assignee, as Buyer. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement.

Assignor now desires to assign and transfer to Assignee all of Assignor’s right, title and interest in, to and under the Leases and the Contracts.

1.       Property. The “Property” means the real property located in _________, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements located thereon.

2.       Leases. The “Leases” means those leases and occupancy agreements affecting the Property which are described in Exhibit B attached to this Assignment.

3.       Contracts. “Assumed Contracts” means those agreements (including any service, maintenance, or repair contracts) that are listed on Exhibit C attached to this Assignment that will survive the Closing.

4.       Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Contracts.

5.       Assumption. Assignee hereby assumes and agrees to perform the obligations of Assignor under the Leases and Contracts which accrue and are attributable to the period from and after the Effective Date. Additionally, Assignee agrees to pay all monetary obligations when due under the Contracts arising before the Effective Date to the extent Assignee received a credit on the settlement statement in connection with its purchase of the Property.

6.       Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

7.       Counterparts. This Assignment may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

Exhibit E – Page 1

8.       Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of __________________.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment of Leases and Contracts to be executed as of this ______ day of ________________, 20___.

ASSIGNOR

__________, a(n)_________

By:
Name:
Its:

ASSIGNEE

By:
Name:
Its:

Exhibit E – Page 2

EXHIBIT F

FORM OF FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code, as amended, provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee (hereinafter defined) that withholding of tax is not required upon the disposition of a United States real property interest by ______________, a(n) ________ (the “Transferor”) to ___________________, a(n) _______ (the “Transferee”) relating to the real property described on Schedule A hereto (the “Transferred Interests”), the undersigned, being first duly sworn upon oath, does hereby depose and say, and does hereby on behalf of the Transferor represent that the following is true as of the date hereof:

1.       __________________ is the______________________ of the Transferor, and is familiar with the affairs and business of the Transferor;

2.       The Transferor is not a foreign person; that is, the Transferor is not a nonresident alien, a foreign corporation, foreign partnership, foreign trust or foreign estate (as all such terms are defined in the Internal Revenue Code of 1986, as amended, and United States Treasury Department Income Tax Regulations in effect as of the date hereof);

3.       The Transferor is a ______________ duly organized, validly existing and in good standing under the laws of the State of _________;

4.       The Transferor’s United States employer identification number is ______________; and

5.       The Transferor’s office address and principal place of business is c/o __________________________.

6.       Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

The undersigned and the Transferor understand that this affidavit and certification may be disclosed to the United States Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

All terms (whether capitalized or not) used but not defined herein shall have the same respective meanings as in the Internal Revenue Code of 1986, as amended, and the United States Treasury Department Income Tax Regulations in effect as of the date hereof.

Under penalties of perjury, we declare that we have examined this affidavit and certificate, and to the best of our knowledge and belief, it is true, correct and complete. We further declare that we have authority to sign this affidavit and certificate on behalf of the Transferor.

Exhibit F – Page 1

IN WITNESS WHEREOF, Transferor has executed and delivered this FIRPTA Affidavit as of _____, 20___.

__________, a(n)_________

By:
Name:
Its:

Exhibit F –Page 2

Exhibit G

[intentionally left blank]

Exhibit G

Exhibit H

FINANCIAL INFORMATION FOR 3-14 AUDIT
1	Monthly operating statements, YTD & prior full fiscal year
2	Property tax bills and Assessment, current and prior year with proof of payment (including special assessments or districts and appeals)
3	Insurance bills, current and prior year with proof of payment
4	Utility bills for any master-metered utility expenses and any resident unit utilities paid by the Property, monthly YTD and past calendar year
5	General Ledger, prior year, and YTD (in Excel format)
6	Trial Balance, prior year, and YTD (in Excel format)
7	Bank Statements and Reconciliations, prior year, and YTD (monthly)
8	Cash Disbursement Journal, prior year, and YTD
9	Check Register, prior year, and YTD
10	Accounts Payable Aging Detail, prior year, and YTD
11	Tenant Ledger for the property, prior year and YTD
12	Aged Delinquency Report (showing total rent outstanding) with status of any files placed for eviction or collection
13	Rent and expense selections, prior year, and YTD (25 respective selections to be made by Buyer’s independent REIT 3-14 auditors based upon items received above)
14	Property management contracts and support for payments under the contract for prior year, and YTD.
15	Other applicable long-term contracts and payments under such contracts for prior year, and YTD.
16	Current leases for all tenants with all available tenant correspondence files (including amendments/letters/agreements/default notices given or received)
17	Copies of back-up for rents received prior year and YTD (25 selections to be made by Buyer’s independent RIET 3-14 auditors)
18	List of leases under negotiation or currently out for signature
19	Pending litigation information, if applicable

Exhibit H

SCHEDULE 6(a)(3)

PROPERTY INFORMATION

[SUBJECT TO FURTHER REVIEW AND DEAL-SPECIFIC DOCUMENTATION]

1.	Copies of all Contracts listed in Exhibit B to this Agreement.

2.	Leases and rental applications for each property that comprises the Property. A copy of Seller’s rent rolls for the calendar month in which the Closing occurs and the eleven calendar months preceding the month in which the Closing occurs.

3.	To the extent available, copies of all certificates of occupancy and other licenses and permits.

4.	To the extent available, copies of all environmental, engineering, geo-technical reports.

5.	To the extent available, insurance loss histories for preceding three calendar years.

6.	Copies of three most recent real estate tax bills.

7.	To the extent available, a copy of the most recent surveys for the properties that comprise the Property.

8.	All audited and unaudited internal operating income and expense statements prepared by Seller shown on an excel spreadsheet on a house by house basis for the twelve months preceding the Effective Date.

9.	Schedule of tangible personal property.

10.	Detailed reports, including but not limited to aging summary, prepaid rents, refundable security deposits, misc. income.

11.	Copies of utility bills for the past three months.

12.	Summary of pending litigation and claims.

13.	A schedule of all items of repair and maintenance performed by, or at the direction of, Seller during the 12-month period preceding the Closing. Copies of tenant maintenance and service request logs for the past three months, including move-in punch-list items, confirmation all punch-list items were completed and paid for.

14.

15.	Any proposed capital improvement budgets and pending proposals or executed contracts for repairs and maintenance.

SCHEDULE 6(a)(5)

[LIST OF LEASES]